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E-Filed

Colorado Secretary of State
Date and Time: 04/06/2022 02:41 PM
ID Number: 20171200005

Document number: 20221360619
Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Conversion

filed pursuant to § 7-90-201.7 (3) of the Colorado Revised Statutes (C.R.S.)

1. For the converting entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID number	20171200005 *(Colorado Secretary of State ID number)*
Entity name or true name	B Entertainment LLC
Form of entity	Limited Liability Company
Jurisdiction	Colorado
Street address	1830 JET STREAM DR *(Street number and name)*
	COLORADO SPRINGS *(City)* CO *(State)* 80921 *(ZIP/Postal Code)*
	(Province – if applicable) United States *(Country)*
Mailing address (leave blank if same as street address)	*(Street number and name or Post Office Box information)*
	(City) *(State)* *(ZIP/Postal Code)*
	(Province – if applicable) *(Country)*

2. The entity name of the resulting entity is Notes Live, Inc.
   (Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

3. The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4. *(If applicable, adopt the following statement by marking the box and include an attachment.)*
   ☒ This document contains additional information as provided by law.

5. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

   (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
   The delayed effective date and, if applicable, time of this document are __________.
   (mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is

such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing this document to be delivered for filing are

Sellers | Carlen | |
(Last) *(First)* *(Middle)* *(Suffix)*

150 N RIVERSIDE PLZ STE 3000
(Street number and name or Post Office Box information)

Chicago | IL | 60606-1599
(City) *(State)* *(ZIP/Postal Code)*

United States
(Province – if applicable) *(Country)*

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).